                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-111733) and related Prospectus of Navarre Corporation for the registration of up to 4,741,011 shares of its common stock and to the incorporation by reference therein of our report dated April 25, 2003, with respect to the consolidated financial statements and schedule of Navarre Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP
Minneapolis, Minnesota
April 28, 2004
                                       19